Exhibit 10.22

AMENDMENT NO. 1

TO

NOTE PURCHASE AND LINE OF CREDIT AGREEMENT

This AMENDMENT NO. 1 TO NOTE PURCHASE AND LINE OF CREDIT AGREEMENT (as amended, restated and otherwise modified from time to time, this “Amendment”) is entered into as of May 25, 2004 and effective as of March 3, 2003 (the “Effective Date”), by and between SUNPOWER CORPORATION a California corporation (“Company”) with its principal executive office at 430 Indio Way, Sunnyvale, California 94085 and CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (“Purchaser”).

RECITALS

WHEREAS, Purchaser and Company are party to that certain Note Purchase and Line of Credit Agreement, dated as of May 30, 2002 (as amended, restated or modified from time to time, the “Agreement”), pursuant to which, among other things: (i) Purchaser agreed to purchase certain unsecured senior convertible promissory notes from Company (each a “Note” and collectively the “Notes”) under the terms set forth in Section 1 of the Agreement; (ii) Purchaser agreed to provide Company with cash borrowings, capital equipment, lines of credit or guarantees, up to an aggregate principal amount not to exceed $25,000,000 (the “Maximum Amount”), as provided in Section 2 of the Agreement; and (iii) Company agreed to issue one or more warrants to purchase equity securities of Company under the terms and conditions set forth in the Agreement.

WHEREAS, as of the date hereof, Company has issued nine Notes in favor of Purchaser in an aggregate principal amount of $3,600,000 and pursuant to the terms of the Agreement, Company is no longer able to request borrowings from Purchaser pursuant to Section 1 of the Agreement.

WHEREAS, Purchaser has previously extended amounts pursuant to Section 2 of the Agreement pursuant to demand notes (the “Demand Notes”), which amounts are in the aggregate, in excess of the Maximum Amount, and now Company and Purchaser desire to amend certain provisions of the Agreement to: (i) increase the Maximum Amount to $30,000,000; (ii) provide for the amendment and restatement of the Demand Notes into a single new note (as amended, restated or otherwise modified from time to time, the “Line of Credit Note”) to reflect the increase in the Maximum Amount, and to revise and supplement certain other terms of the Demand Notes; (iii) provide for the issuance of a warrant to purchase common stock of Company relating to the increase in the Maximum Amount and in replacement of any warrants previously issued under the Agreement and no longer outstanding; and (iv) make certain other amendments and modifications to the Agreement to reflect the terms of the lending arrangements between Company and Purchaser.

AGREEMENT

NOW THEREFORE, in consideration of the foregoing, and the representations, covenants and conditions set forth below, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings, if any, assigned to such terms in the Agreement.

2. Amendment of Agreement. Subject to the terms and conditions hereof, effective as of the Effective Date, the Agreement is amended as follows:

(a) Recital B to the Agreement is hereby amended by replacing “$25,000,000” in the third line of the recital with “$30,000,000 (the “Maximum Principal Amount).”.

(b) Section 1(a) of the Agreement is hereby amended by replacing the words “Exhibit A” at the end of the third line, with the language “Exhibit A-1”.

(c) Section 2(a) of the Agreement is hereby amended by: (i) deleting the first sentence and replacing it with the following, “In addition to the Notes referred to in Section 1 hereof, Purchaser may in its sole discretion, to the extent requested by Company: (i) provide cash advances to Company; (ii) provide Company with capital equipment for Company’s planned manufacturing facility (“Capital Equipment”); (iii) provide Company with a line of credit, on commercially reasonable terms, to purchase Capital Equipment; (iv) provide guarantees to the Company for (A) one or more lines of credit for Company to purchase Capital Equipment or (B) other purposes to be permitted in the sole discretion of the Purchaser; or (v) any combination of the foregoing. Each of the foregoing types of advances (each an “Advance” and collectively the “Advances”) shall count towards the Maximum Principal Amount and shall be valued at the face or actual amount, including any guarantees, which shall reflect the face amount of the underlying obligations.”; and (ii) deleting the remainder of Section 2(a).

(d) Section 2(b) is hereby deleted in its entirety and replaced with the following:

“(b) Line of Credit Note. The Advances referred to it Section 2(a), above, will be made pursuant to a promissory note to be executed by Company in favor of Purchaser in substantially the form of Exhibit A-2 to this Agreement (as amended, restated or modified from time to time, the “Line of Credit Note” and taken together with the Notes, the “Company Notes”), in an amount not to exceed the Maximum Principal Amount and containing such terms and conditions as more fully set forth in the Line of Credit Note.”

(e) Section 2(c) is hereby deleted in its entirety and replaced with the following:

“(c) Advances. Company may request Advances under the Line of Credit Note from time to time in writing. Company may request Advances through the earlier of March 1, 2005 or the occurrence of an Event of Default (as defined in the Line of Credit Note). Advances may be repaid at any time without penalty. Advances made under Section 2(a)(i) and Section 2(a)(ii) may not be repaid and reborrowed, however, Advances under Section 2(a)(iii), (iv) or (v) (except to the extent including a portion under Sections 2(a)(i) or Section 2(a)(ii)) may be repaid reborrowed at such time that the line of credit or the obligation underlying the guarantee is repaid, released and terminated in its entirety. “

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(f) A new Section 3, is hereby added as follows, and the remaining Sections of the Agreement are correspondingly renumbered:

“3. Warrant.

Company shall issue Purchaser a warrant (the “Warrant”) to purchase Company common stock, substantially in the form of Exhibit B hereto. As more fully set forth in the Warrant, the Warrant shall be exercisable for that number of shares of Company common stock equal to the quotient obtained by dividing ten percent (10%) of the Maximum Principal Amount by $0.70, with a per share exercise price of $0.07.”

(g) Section 5 (as renumbered) is hereby amended to replace any references to “Note” or “Notes”, with references to “Company Notes” and with such grammatical changes as necessary to reflect such amended references.

(h) The preamble to Section 6 (as renumbered) is hereby amended and restated in its entirety to read as follows: “Purchaser’s obligation to purchase Notes at each Closing and to make any Advance under the Line of Credit Note under this Agreement, is subject to the satisfaction of all of the following conditions, any of which may be waived in whole or in part by the Purchaser:”.

(i) Section 6(b) (as renumbered) is hereby amended by replacing the term “Note” at the end of the Section with the language, “Company Note”.

(j) Section 6(c) (as renumbered) is hereby amended by: (i) replacing the word “Note” and the beginning of the second line with the following, “Company Note” and (ii) replacing the words “the Note” at the end of the second line with the following language, “each Company Note”.

(k) Section 6(d) (as renumbered) is hereby amended and restated in its entirety to read as follows:

“(d) Company Notes. Each Company Note being purchased pursuant to this Agreement, in the form attached hereto as Exhibit A-1 or Exhibit A-2, respectively, shall have been duly executed and delivered by the Company.”

(l) Section 7 (as renumbered) is hereby amended replacing each reference to “Notes” with a reference to “Company Notes” with such grammatical changes as necessary to reflect such amended references.

(m) The heading to Exhibit A to the Agreement is hereby amended by replacing the words “Exhibit A” with the language “Exhibit A-1.

(n) A new Exhibit A-2, the Line of Credit Note, is hereby added as Exhibit A-2 to the Agreement, in the form attached to this Amendment as Exhibit A.

(o) Exhibit B to the Agreement is hereby deleted in its entirety and replaced with the form of Warrant attached as Exhibit B to this Amendment.

3. Line of Credit Note and Warrant. Concurrently with the execution of this Amendment, Purchaser and Company hereby agree to execute and deliver the Line of Credit Note and Company agrees to execute and deliver the Warrant.

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4. Reservation of Rights. Company acknowledges and agrees that neither the execution nor delivery by Purchaser of this Amendment shall be deemed to create a course of dealing or otherwise obligate Purchaser to execute similar amendments under the same or similar circumstances in the future.

5. Limited Amendment/Execution. Except as expressly stated herein above, Company and Purchaser intend that the terms and provisions of the Agreement remain unchanged and in full force and effect.

6. Miscellaneous.

(a) This Amendment shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

(b) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Transmission of signatures of any party by facsimile shall for all purposes be deemed the delivery of original, executed counterparts thereof.

(c) This Amendment may not be amended except in accordance with the provisions of Section 6(a) of the Agreement.

(d) If any term or provision of this Amendment shall be deemed prohibited by or invalid under any applicable law, such provision shall be invalidated without affecting the remaining provisions of this Amendment or the Agreement, respectively.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first written above and effective as of the Effective Date.

COMPANY:

SUNPOWER CORPORATION a California corporation

By:	/s/ Jay Peir
Name:	Jay Peir
Title:	Chief Financial Officer

PURCHASER:

CYPRESS SEMICONDUCTOR CORPORATION

By:	/s/ Neil H. Weiss
Name:	Neil H. Weiss
Title:	Vice President, Treasurer

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EXHIBIT A

FORM OF LINE OF CREDIT NOTE

THIS NOTE AND THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO COMPANY THAT SUCH REGISTRATION IS’ NOT REQUIRED.

SUNPOWER CORPORATION

LINE OF CREDIT NOTE

This line of credit note (this “Note”) amends and restates in their entirety each of those certain demand notes dated as of March 3, 2003, April 1, 2003, April 23, 2003, June 10, 2003, July 9, 2003, August 7, 2003, September 10, 2003, October 22, 2003 and January 26, 2004, issued by Company (as defined below) in favor of Holder (as defined below). This Note is the “Line of Credit Note” under the Note Purchase Agreement (as defined below) and is effective as of May 30, 2002 (the “Effective Date”).

$30,000,000	May 25, 2004 San Jose, California

FOR VALUE RECEIVED, SUNPOWER CORPORATION, a California corporation (“Company”) promises to pay to CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (“Holder”), or its registered assigns, the aggregate principal amount of Thirty Million Dollars ($30,000,000) (the “Maximum Principal Amount”) or such lesser amount outstanding as of the date of payment, together with accrued interest thereon as provided in Section 3 of this Note. The aggregate outstanding principal amount of this Note plus accrued and unpaid interest thereon shall be due and payable on the earlier to occur of the Maturity Date or such time when the Obligations are accelerated in accordance with the terms of this Note following an Event of Default hereunder.

The parties hereto may from time to time indicate each Advance on Schedule I to this Note, but which shall not be dispositive evidence as to the outstanding indebtedness hereunder without the written confirmation of Holder.

1. Definitions. As used in this Note, the following capitalized terms have the following meanings:

(a) “Advance” has the meaning given to such term in the Note Purchase Agreement.

(b) “Affiliate,” with respect to any Person, means (i) any director, officer or employee of such Person, (ii) any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person, and (iii) any Person beneficially owning or holding 5% or more of any class of voting securities of such Person or any corporation of which such Person beneficially owns or holds, in the aggregate, 5% or more of any class of voting securities. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(c) “Event of Default” has the meaning given to such term in Section 6 hereof.

(d) “Holder” shall mean the Person specified in the Recitals to this Note or any Person who shall at the time be the registered holder of this Note.

(e) “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom, including, without limitation, the interest of a vendor or lessor under a conditional sale agreement, capital lease or other title retention agreement, or any agreement to provide any of the foregoing, and the filing of any financing statement or similar instrument under the Uniform Commercial Code of the State of California or comparable law of any jurisdiction.

(f) “Note Purchase Agreement” shall mean the Note Purchase and Line of Credit Agreement, dated May 30, 2002, as amended, modified or, supplemented from time to time, entered into by and between Company and Holder.

(g) “Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Holder of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of this Note and the Note Purchase Agreement, including all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

(h) “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

(i) “Senior Indebtedness” shall mean the principal of (and premium, if any), unpaid interest on and amounts reimbursable, fees, expenses, costs of enforcement and other amounts due in connection with, (i) indebtedness of Company to banks, commercial finance lenders, insurance companies, leasing or equipment financing institutions or other lending institutions regularly engaged in the business of lending money (excluding venture capital, investment banking or similar institutions which sometimes engage in lending activities but which are primarily engaged in investments in equity securities), which is for money borrowed, or purchase or leasing of equipment in the case of lease or other equipment financing, whether or not secured, and (ii) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

(j) “SVB Agreement” shall mean the Loan and Security Agreement dated as of September 25, 2003, entered into by and between Holder and Silicon Valley Bank.

2. Advances. Company may request and Holder shall make an Advance as provided in the Note Purchase Agreement. In no event will Holder be obligated to make any Advance (i) if an Event of Default has occurred and is continuing, and/or (ii) after March 31, 2005 and/or (ii) to the extent the aggregate principal amount of all outstanding Advances would exceed the Maximum Principal Amount.

3. Interest.

(a) General. Interest shall accrue on the outstanding principal amount of this Note at an annual rate of seven percent simple interest, until the outstanding principal amount of this Note shall be paid in full.

(b) Guarantees. Advances constituting guarantees made pursuant to Section 2(a)(iv) of the Note Purchase Agreement shall not bear interest (but shall be considered part of the aggregate principal amount hereof for all other purposes) with respect to a particular guarantee for so long as such guarantee remains undrawn and Holder is not required to make any payment or otherwise advance funds with respect thereto. At such time as Holder is required to make any payment or other advance of funds with respect such guaranty, the entire amount paid or advanced by Holder shall bear interest as provided in Section 3(a), above.

4. Payment. From the Effective Date through May 1, 2004, interest will accrue on this Note as provided in Section 3 hereof. Beginning on June 1, 2004 and on the first business day of each month thereafter through May 1, 2007, Company will make payments to Holder of accrued interest on the outstanding aggregate principal amount of this Note (subject to Section 3(b)) for the preceding month, based on a month of thirty-days and a year of twelve thirty-day months. Thereafter, the outstanding principal balance under this Note plus accrued and unpaid interest thereon (subject to Section 3(b)) shall be fully amortized and payable in sixty (60) consecutive equal monthly payments. Each such principal and interest payment shall be payable on the first business day of each month commencing June 2007 with the last payment to be made on the first business day of May 2012.

5. Prepayment.

(a) General. Upon ten (10) days prior written notice to Holder, Company may prepay this Note in whole or in part without penalty or premium; provided, however, that Company may not make partial prepayments more frequently than once in any given calendar quarter. Any prepayment shall include the interest accumulated since the last payment under the Note on the principal being prepaid. Amounts prepaid may not be reborrowed except as provided in the Note Purchase Agreement.

(b) Optional Prepayment Upon an Equity Financing. If after the Effective Date Company raises in an equity financing gross proceeds in excess of Ten Million Dollars ($ 10,000,000) (excluding therefrom proceeds attributable to the sale of equity to Holder or any of its successors, assigns or Affiliates), then, upon the election of Holder made within ten (10) days of notice by Company to Holder of the closing of such financing, such amount of the outstanding principal balance of this Note as may be determined in the sole discretion of Holder, but not to exceed fifty percent (50%) of the net proceeds received by Company from such equity financing, shall be prepaid within five (5) days after receipt by Company of Holder’s election. As used in this Section 5(b) “net proceeds” means the proceeds received by Company after deducting the fees and costs incurred by Company and paid or payable to investment banking, legal, and accounting professionals in connection with the equity financing.

6. Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a) Failure to Pay. Company shall fail to pay when due any principal or interest payment and such payment shall not have been made within five (5) days thereafter;

(b) Other Notes. A default or event of default shall occur and be continuing under any other Company Note (as defined in the Note Purchase Agreement);

(c) Voluntary Bankruptcy or Insolvency Proceedings. Company or any of its Subsidiaries shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) be unable, or admit in writing its inability, to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) become insolvent (as such term may be defined or interpreted under any applicable statute), (vi) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vii) take any action for the purpose of effecting any of the foregoing;

(d) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Company or any of its Subsidiaries or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Company or any of its Subsidiaries or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty (30) days of commencement;

(e) SVB Agreement Covenant Default. Company causes Holder to default on its SVB Agreement due to violating a covenant in Section 7 of the SVB Agreement; or

(f) Acquisition. If (i) Company merges with or into or consolidates with another Person in which Company is not the surviving entity (other than a merger effectuated solely for the purpose of changing Company’s jurisdiction of formation), (ii) Company sells, exclusively licenses or leases all or substantially all of Company’s assets and properties, or (iii) any other form of corporate reorganization occurs in which the shareholders of Company immediately prior to such corporate reorganization do not own a majority of the outstanding shares of the surviving corporation by virtue of their shares in Company.

7. Rights of Holder upon Default. Upon the occurrence or existence of any Event of Default other than described in Section 6(c) or Section 6(d), and at any time thereafter during the continuance of such Event of Default, Holder may by written notice to Company, declare all outstanding Obligations payable by Company hereunder to be immediately due. Upon the occurrence or existence of any Event of Default described in Section 6(c) or Section 6(d), immediately and without notice, all outstanding Obligations payable by Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence or existence of any Event of Default, Holder may exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

8. No Subordination. Except for Company’s obligations for the Senior Indebtedness (as specifically defined in this Note), to which the indebtedness evidenced by this Note is expressly subordinated, the repayment obligations of Company set forth in this Note and the indebtedness evidenced hereby shall be senior in right of payment to, and shall not subordinate to or be subject to the prior payment of interest, principal or otherwise (whether in cash or cash equivalents), or to the maturity of, any existing or future indebtedness of Company. The indebtedness evidenced by this Note is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of all of Company’s Senior Indebtedness.

(a) Insolvency Proceedings. If there shall occur any receivership, insolvency, assignment for the benefit of creditors, bankruptcy, reorganization, or arrangements with creditors (whether or not pursuant to bankruptcy or other insolvency laws), sale of all or substantially all of the assets, dissolution, liquidation, or any other marshaling of the assets and liabilities of Company, (i) no amount shall be paid by Company in respect of the principal of, interest on or other amounts due with respect to this Note at the time outstanding, unless and until the principal of and interest on the Senior Indebtedness then outstanding shall be paid in full, and (ii) no claim or proof of claim shall be filed with Company by or on behalf of Holder of this Note which shall assert any right to receive any payments in respect of the principal of and interest on this Note except subject to the payment in full of the principal of and interest on all of the Senior Indebtedness then outstanding.

(b) Default on Senior Indebtedness. If there shall occur an event of default which has been declared in writing with respect to any Senior Indebtedness, as defined therein, or in the instrument under which it is outstanding, permitting the holder to accelerate the maturity thereof and Holder shall have received written notice thereof from the holder of such Senior Indebtedness, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or all Senior Indebtedness shall have been paid in full, no payment shall be made in respect of the principal of or interest on this Note, unless within one hundred eighty (180) days after the happening of such event of default, the’ maturity of such Senior Indebtedness shall not have been accelerated. Not more than one notice may be given to Holder pursuant to the terms of this Section 8(b) during any 360-day period.

(c) Further Assurances. By acceptance of this Note, Holder agrees to execute and deliver customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness, and as a condition to Holder’s rights hereunder, Company may require that Holder execute such forms of subordination agreement; provided that such forms shall not impose on Holder terms less favorable than those provided herein.

(d) Other Indebtedness. No future indebtedness shall be senior in any respect to the indebtedness represented by this Note without the consent of Holder. Also, Company shall not enter into any debt financing representing obligations or potential obligations in excess of five hundred thousand ($500,000) without the prior written consent of Holder. Exhibit A, to this Note lists all Company debt that is senior to this Note as of the Effective Date and the date hereof.

(e) Subrogation. Subject to the payment in full of all Senior Indebtedness, Holder shall be subrogated to the rights of the holder(s) of such Senior Indebtedness (to the extent of the payments or distributions made to the holder(s) of such Senior Indebtedness pursuant to the provisions of this Section 8) to receive payments and distributions of assets of Company applicable to the Senior Indebtedness. No such payments or, distributions applicable to the Senior Indebtedness shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of this Note; and for purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness to which Holder would be entitled except for the provisions of this Section 8 shall, as between Company and its creditors, other than the holders of Senior Indebtedness and Holder, be deemed to be a payment by Company to or on account of the Senior Indebtedness.

(f) No Impairment. Subject to the rights, if any, of the holders of Senior Indebtedness under this Section 8 to receive cash, securities or other properties otherwise payable or deliverable to Holder, nothing contained in this Section 8 shall impair, as between Company and Holder, the obligation of Company, subject to the terms and conditions hereof, to pay to Holder the principal hereof and interest hereon as and when the same become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law.

(g) Lien Subordination. Any Lien of Holder, whether now or hereafter existing in connection with the amounts due under this Note, on any assets or property of Company or any proceeds or revenues therefrom which Holder may have at any time as security for any amounts due and obligations under this Note shall be subordinate to all Liens now or hereafter granted to a holder of Senior Indebtedness by Company or by law, notwithstanding the date, order or method of attachment or perfection of any such Lien or the provisions of any applicable law.

(h) Reliance of Holders of Senior Indebtedness. Holder, by its acceptance hereof, shall be deemed to acknowledge and agree that the foregoing subordination provisions are, and are intended to be, an inducement to and a consideration of each holder of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the creation of the indebtedness evidenced by this Note, and each such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and holding, or in continuing to hold, such Senior Indebtedness.

9. Successors and Assigns. Subject to the restrictions on transfer described in Sections 11 and 12 below, the rights and obligations of Company and Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

10. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Company and Holder.

11. Transfer of this Note. This Note may be transferred to an Affiliate of Holder. With respect to any other offer, sale or other disposition of this Note, Holder will give written notice to Company prior thereto, describing briefly the manner thereof, together with a written opinion of Holder’s counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and a reasonably satisfactory opinion of counsel, if so requested, Company, as promptly as practicable, shall notify Holder that Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to Company. If a determination has been made pursuant to this Section 12 that the opinion of counsel for Holder is not reasonably satisfactory to Company, Company shall so notify Holder promptly after such determination has been made. Upon transfer this Note shall retain the legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the “Act”), unless in the opinion of counsel for Company such legend is not required in order to ensure compliance with the Act. Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of Company. Prior to presentation of this Note for registration of transfer, Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and Company shall not be affected by notice to the contrary.

12. Assignment by Company. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Company without the prior written consent of Holder.

13. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth on the register maintained by Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

14. Pari Passu Notes. Holder acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to (i) all other Company Notes (as defined in the Note

Purchase Agreement) issued pursuant to the Note Purchase Agreement and (ii) that promissory note issued by Company to Holder dated February 11, 2003 in the principal amount of $2,500,000.

15. Payment. Payment shall be made in lawful currency of the United States.

16. Expenses; Waivers. If action is instituted to collect this Note, Company promises to pay all costs and expenses, including, without limitation, reasonable attorneys’ fees and costs, incurred in connection with such action. Except as otherwise provided herein, Company hereby waives notice of default, presentment or demnd for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

17. Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

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IN WITNESS WHEREOF, the undersigned have caused this Note to be issued as of the date first written above.

COMPANY:

SUNPOWER CORPORATION

By:	/s/ Jay Peir
Title:	Chief Financial Officer

AGREED AND ACCEPTED:

HOLDER:

CYPRESS SEMICONDUCTOR CORPORATION

By:	/s/ Neil H. Weiss
Title:	Vice President, Treasurer

SCHEDULE 1

To Line of Credit Note

DATE ADVANCE FUNDED	PRINCIPAL AMOUNT OF ADVANCE	COMPANY ACKNOWLEDGMENT	HOLDER ACKNOWLEDGMENT
03/03/03	530,862.00
04/01/03	600,000.00
04/23/03	860,000.00
06/10/03	1,500,000.00
07/09/03	1,100,000.00
08/07/03	6,300,000.00
09/10/03	4,600,000.00
10/22/03	7,600,000.00
1/26/04	5,500,000.00

EXHIBIT A

SUNPOWER CORPORATION - EXISTING SENIOR INDEBTEDNESS

None.

EXHIBIT B

Warrant

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

No. WC-	4,285,715 shares

WARRANT TO PURCHASE COMMON STOCK

OF

SUNPOWER CORPORATION

This certifies that, for value received, to wit the purchase of an unsecured promissory note dated                     , 2003 (the “Note”) of SUNPOWER CORPORATION, a California corporation (the “Company”), CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation (“Holder”) is entitled, subject to the terms and conditions set forth below, to purchase from the Company, in whole or in part, up to 4,285,715 fully paid and nonassessable shares of Common Stock of the Company (the “Warrant Shares”) at a purchase price per share of $0.07 (the “Exercise Price”). The rights, preferences, privileges and restrictions of the Warrant Shares are set forth in the Company’s Amended and Restated Articles of Incorporation as in effect on the date hereof. The number, character and Exercise Price of such shares of Common Stock are subject to adjustment as provided below and all references to “Warrant Shares” and “Exercise Price” herein shall be deemed to include any such adjustment or series of adjustments. The term “Warrant” as used herein shall mean this Warrant, and any warrants delivered in substitution or exchange therefor as provided herein.

1. Exercisability of Warrant. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable during the term commencing on the date hereof and ending at 5:00 p.m., Pacific Standard Time, on                     , 2113 (the “Warrant Expiration Date”). At any time prior to the Warrant Expiration Date, this Warrant may be exercised in whole or in part, cumulatively as to that percentage of the Warrant Shares equal to the quotient obtained by dividing the largest unpaid principal balance outstanding under the Note on any date subsequent to the date set forth on page 8 below by $30,000,000; provided, however, that this Warrant shall become exercisable as to all of the remaining Warrant Shares (a) if prior to the first business day in March, 2005, the Company has not requested to borrow monies from Holder under the Note such that if Holder had acceded to such requests the largest unpaid principal balance under the Note from the date of the Note through the first business day in March, 2005, would be $30,000,000 or (b) if, prior to the first business day in March, 2005, either the Company conducts an initial public offering of its stock registered with the SEC or all or substantially all of the assets of the Company or more than eighty percent (80%) of the outstanding stock of the Company is sold, including via merger, to a person or entity other than Cypress or an affiliate of Cypress as the term affiliate is defined in SEC Rule 405.

2. Exercise of Warrant. This Warrant may be exercised by the Holder by the surrender of this Warrant to the Company, with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the Holder appearing on the books of the Company) during the Exercise Period, and:

A. If the Holder elects to exercise this Warrant in cash, the delivery of payment to the Company, for the account of the Company, by cash, wire transfer of immediately available funds to a bank account specified by the Company, or by certified or bank cashier’s check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Notice in lawful money of the United States of America; or

B. If the Holder elects to make a Net Issue Exercise without the payment of cash, the election to receive a number of shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled), as set forth on the Exercise Notice and calculated using the following formula:

X	=	(Y)(A – B)
A

Where:	X -	The number of shares of Common Stock to be issued to Holder.

	Y -	The number of shares of Common Stock subject to this Warrant at the date of exercise or, if only a portion of the Warrant is being exercised, the portion of the Warrant being cancelled.

	A -	The fair market value of one share of Common Stock.

	B -	Exercise Price (as adjusted to the date of such calculations)

For purposes of this Section 2(B), if the Common Stock is traded in a public market, the fair market value of the Common Stock shall be the closing price of the Common Stock reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Common Stock is not traded in a public market, the Company’s Board of Directors shall determine fair market value in their good faith judgment.

The Company agrees that such Warrant Shares shall be deemed to be issued to the Holder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Holder as promptly as practicable, and in any event within 10 days, thereafter. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant. No adjustments shall be made on Warrant Shares issuable on the exercise of this Warrant for any cash dividends paid or payable to holders of record of Common Stock prior to the date as of which the Holder shall be deemed to be the record holder of such Warrant Shares.

3. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

4. Rights of Warrant Holder. Subject to Sections 7 and 9 of this Warrant, the Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised as provided herein.

5. Transfer of Warrant.

A. Warrant Register. The Company will maintain a register (the “Warrant Register”) containing the name and address of the Holder. The Holder of this Warrant may change its address as shown on the Warrant Register by written notice to the Company requesting such change. Any notice or written communication required or permitted to be given to the Holder may be delivered or given by mail to such Holder as shown on the Warrant Register and at the address shown on the Warrant Register. Until this Warrant is transferred on the Warrant Register of the Company, the Company may treat the Holder as shown on the Warrant Register as the absolute owner of this Warrant for all purposes, notwithstanding any notice to the contrary.

B. Warrant Agent. The Company may, by written notice to the Holder, appoint an agent for the purpose of maintaining the Warrant Register referred to in Section 5(A) above, issuing the Warrant Shares or other securities then issuable upon the exercise of this Warrant, exchanging this Warrant, replacing this Warrant, or any or all of the foregoing. Thereafter, any such registration, issuance, exchange, or replacement, as the case may be, shall be made at the office of such agent.

C. Transferability and Nonnegotiability of Warrant. This Warrant may be transferred to a wholly owned subsidiary of Holder, and, with the prior written consent of the Company, which may be granted or withheld in the sole discretion of the Company, to other entities or persons. This Warrant may not be transferred or assigned without compliance with all applicable federal and state securities laws by the transferor and the transferee (including the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, if such are requested by the Company). However, no investment representation letter or opinion of counsel shall be required for any transfer of this Warrant or any shares of Common Stock issued upon exercise hereof or conversion thereof in compliance with Rule 144 or Rule 144A of the Securities Act of 1933, as amended (the “Securities Act”). Subject to the provisions of this Warrant with respect to compliance with the Securities Act, title to this Warrant may be transferred by endorsement (by the Holder executing the Assignment Form annexed hereto) and delivery in the same manner as a negotiable instrument transferable by endorsement and delivery.

D. Exchange of Warrant Upon a Transfer. On surrender of this Warrant for exchange, properly endorsed on the Assignment Form and subject to the provisions of this Warrant with respect to compliance with the Securities Act and with the limitations on assignments and transfers as contained in this Section 5, the Company at its expense shall issue to or on the order of the Holder a new warrant or warrants of like tenor, in the name of the Holder or as the Holder (on payment by the Holder of any applicable transfer taxes) may direct, for the number of Warrant Shares issuable upon exercise hereof.

E. Compliance with Securities Laws.

i. The Holder of this Warrant, by acceptance hereof, represents that it is an “accredited investor” within the meaning of Rule 501 under the Securities Act, as presently in effect.

ii. The Holder acknowledges that this Warrant and the shares of Common Stock to be issued upon exercise thereof are being acquired solely for the Holder’s own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise thereof except under circumstances that will not result in a violation of the Securities Act or any applicable state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

iii. This Warrant and all shares of Common Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES AND ANY SECURITIES OR SHARES ISSUED HEREUNDER MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SECURITIES AND RESTRICTING THEIR TRANSFER OR SALE MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD HEREOF TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

The Company agrees to remove promptly, upon the request of the holder of this Warrant and Securities issuable upon exercise of the Warrant, the legend set forth in Section 5(E)(iii) above from the documents/certificates for such securities upon full compliance with this Agreement and Rules 144 and 145.

6. Reservation of Stock. The Company represents, warrants and covenants that:

A. The Company has reserved from its authorized and unissued shares of Common Stock (or other shares issuable upon exercise of the Warrant) a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of this Warrant.

B. Upon issuance by the Company of the Warrant Shares pursuant to exercise of this Warrant as provided herein and receipt by the Company of the Exercise Price, the Warrant Shares so purchased and issued shall be fully paid, non-assessable and free from all taxes, liens and charges in respect of the issue thereof (provided that the Holder shall bear any taxes in respect of any contemporaneously occurring transfer thereof effected at the request of the Holder).

C. This Warrant has been duly authorized and executed by the Company, and is a valid and binding obligation of the Company enforceable in accordance with its terms. The Company will not amend the rights, preferences, privileges or restrictions of the Common Stock without the affirmative consent of the Holder.

7. Notices.

A. Whenever the Exercise Price or number of shares purchasable hereunder shall be adjusted pursuant to Section 9 hereof, the Company shall issue a certificate signed by its Chief Financial Officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Exercise Price and number of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first-class mail, postage prepaid) to the Holder of this Warrant.

B. In case:

i. the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right;

ii. of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation;

iii. of any voluntary dissolution, liquidation or winding-up of the Company;

iv. of the filing of the Company’s first registration statement with the U.S. Securities and Exchange Commission (the “SEC”);

then, and in each such case, the Company will mail or cause to be mailed to the Holder or Holders a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, or (C) the anticipated date on which the Company expects its first registration statement with the SEC to become effective. Such notice shall be mailed at least fifteen (15) days prior to the date therein specified.

C. All such notices, advices and communications shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery and (ii) in the case of mailing, on the third business day following the date of such mailing if sent to a U.S. address and on the tenth (10th) business day following the date of such mailing if sent to an address outside the U.S.

8. Amendments. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company or the Holder of the Warrant against which enforcement of such change, waiver, discharge or termination is sought.

9. Adjustments. The Exercise Price and the number of Warrant Shares purchasable hereunder are subject to adjustment from time to time as follows:

A. Reclassification, etc. If the Company, at any time while this Warrant remains outstanding and unexpired by reclassification of securities or otherwise, shall change the Common Stock into the same or a different number of securities of any other class or classes, the Warrant shall thereafter be similarly changed, subject to further adjustment as provided in this Section 9.

B. Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall split, subdivide or combine the Common Stock into a different number of securities of the same class, then (i) in the case of a split or subdivision, the Exercise Price shall be proportionately decreased and the securities issuable upon exercise of this Warrant shall be proportionately increased, and (ii) in the case of a combination, the Exercise Price shall be proportionately increased and the securities issuable upon exercise of this Warrant shall be proportionately decreased.

C. Adjustments for Dividends in Stock or Other Securities or Property. If while this Warrant remains outstanding and unexpired the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 9.

D. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment pursuant to this Section 9, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each Holder of this Warrant a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request, at any time, of any such Holder, furnish or cause to be furnished to such Holder a like certificate setting forth: (i) such adjustments and readjustments; (ii) the Exercise Price at the time in effect; and (iii) the number of shares and the amount, if any, of other property that at the time would be received upon the exercise of the Warrant.

E. No Impairment. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 9 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of this Warrant against impairment.

10. Miscellaneous.

A. This Warrant shall be governed by the laws of the State of California as applied to agreements entered into in the State of California by and among residents of the State of California, without regard to the principles of conflict of laws thereof.

B. In the event of a dispute with regard to the interpretation of this Warrant, the prevailing party may collect the cost of attorney’s fees, litigation expenses or such other expenses as may be incurred in the enforcement of the prevailing party’s rights hereunder.

C. The holder hereof agrees to be bound by such market standoff provisions (i.e., restrictions on stock resale provisions following the Company’s sale of securities in the public market) as contained in the Company’s Investors Rights Agreement dated May 30, 2002.

D. This Warrant shall be exercisable as provided for herein, except that in the event that the Warrant Expiration Date shall fall on a Saturday, Sunday or United States federally recognized holiday, the Warrant Expiration Date shall be extended to 5:00 p.m. Pacific time on the business day following such Saturday, Sunday or recognized holiday.

E. This Warrant and any document or agreements executed by the parties pursuant to this Warrant constitute the full and complete understanding of the parties hereto with respect to the subject matter hereof and supersede all previous agreements or understandings, written or oral, between the parties with respect thereto.

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IN WITNESS WHEREOF, SUNPOWER CORPORATION has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:             , 2003

COMPANY:

SUNPOWER CORPORATION

By:
Title:

NOTICE OF EXERCISE

To: SUNPOWER CORPORATION

The undersigned hereby elects to purchase                      shares of Common Stock of SUNPOWER CORPORATION pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full.

In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock to be issued upon exercise hereof are being acquired solely for the account of the undersigned and not as a nominee for any other party, or for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws.

Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Name)

(Date)	(Signature)

ASSIGNMENT FORM

FOR VALUE RECEIVED, the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under the within Warrant.

Name of Assignee	Address

and does hereby irrevocably constitute and appoint                      to make such transfer on the books of SUNPOWER CORPORATION, maintained for the purpose, with full power of substitution in the premises.

The undersigned also represents that, by assignment hereof, the Assignee acknowledges that this Warrant and the shares of stock to be issued upon exercise hereof are being acquired for investment and that the Assignee will not offer, sell or otherwise dispose of this Warrant or any shares of stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. Further, the Assignee has acknowledged that upon exercise of this Warrant, the Assignee shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the shares of stock so purchased are being acquired for investment and not with a view toward distribution or resale.

Dated:

_____________________________________